UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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FORM 8-K

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PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) April 5, 2010

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Kyto BioPharma Inc.

(Exact name of registrant as specified in its charter)

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Florida	65-108-6538
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)

B1-114 Belmont Street, Toronto ON Canada M5R 1P8

(Address of principal executive offices) (Zip Code)

(416) 960-8770

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 – Other Events

Effective April 5, 2010, the Corporation entered into an Exclusive License Agreement (“Licensing Agreement”) with The Research Foundation of State University of New York (“RFSUNY”), which agreement granted patent rights to the Corporation.  Under the terms of the Licensing Agreement, the Corporation issued two hundred and fifty-four thousand eight hundred and seventy-two (254,872) shares of common stock from treasury to The Research Foundation of State University of New York.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KYTO BIOPHARMA INC.

By:	/s/ Georges Benarroch
Georges Benarroch, President and CEO

Date:  April 6, 2010